UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Foundry Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Foundry Networks, Inc.

Notice of Annual Meeting of Stockholders
To Be Held June 5, 2008

On Thursday, June 5, 2008, Foundry Networks, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Hilton Santa Clara Hotel, located at 4949 Great America Parkway, Santa Clara, CA 95054. The meeting will begin at 10:00 a.m. local time.

Only stockholders who owned stock at the close of business on April 10, 2008 may vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

•	Transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of the two (2) proposals outlined in this Proxy Statement.

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record and beneficial owners at the close of business on April 10, 2008, will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 18, 2008.

We cordially invite all stockholders to attend the Annual Meeting in person. As an alternative to voting in person at the Annual Meeting, you may vote as instructed in the Notice of Internet Availability of Proxy Materials via the Internet or by telephone. You may also follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Whether or not you expect to attend the Annual Meeting in person, please vote via the Internet, telephone or paper proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she previously voted by another method.

At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

Daniel W. Fairfax
Vice President, Finance and Administration,
Chief Financial Officer and Principal Accounting Officer

Santa Clara, CA
April 18, 2008

Foundry Networks, Inc.
4980 Great America Parkway
Santa Clara, CA 95054
(408) 207-1700

PROXY STATEMENT
FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS
June 5, 2008

Our Board of Directors is soliciting proxies for the 2008 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board of Directors set April 10, 2008 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting. Each share held by such stockholders entitles such stockholder to one vote. Stockholders do not have cumulative voting rights. Stockholders who hold shares of the Company in “street name” may vote at the meeting only if they hold a valid proxy from their broker. 145,936,685 shares of common stock were outstanding on the record date.

Internet Availability of Proxy Materials

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to all stockholders entitled to vote at the Annual Meeting, the Company is furnishing the proxy materials to its stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials that are included in the Notice of Internet Availability.

The Company expects to mail the Notice of Internet Availability on or about April 18, 2008 to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge. The proxy materials describe issues on which we would like you, as a stockholder, to vote. Such materials also provide you with information on these issues so that you may make an informed decision.

If you grant a proxy, you appoint Bobby R. Johnson, Jr., Chief Executive Officer, and Daniel W. Fairfax, Chief Financial Officer, as your representatives at the meeting. Bobby R. Johnson, Jr. and Daniel W. Fairfax will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

In this Proxy Statement:

•	“We,” “us,” “our,” “Foundry” and the “Company” refer to Foundry Networks, Inc. with its principal executive offices located at 4980 Great America Parkway, Santa Clara, CA 95054

•	“Annual Meeting” or “Meeting” means our 2008 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Thursday, June 5, 2008 at 10:00 a.m. local time at the Hilton Santa Clara Hotel, located at 4949 Great America Parkway, Santa Clara, CA 95054.

All stockholders who owned shares of our stock as of April 10, 2008, the record date, may attend the Annual Meeting.

Proposals To Be Voted On At This Year’s Annual Meeting

You are being asked to vote on:

•	The election of six directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

•	The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote via the Internet, telephone or by mail.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; for instructions, please refer to the voting instructions in the Notice of Internet Availability. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; for instructions, please refer to the voting instructions provided to you by your broker, trustee or nominee.

Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 1:00 a.m., Central Time, on June 5, 2008 or by following the instructions at www.envisionreports.com/FDRY for registered stockholders and www.proxyvote.com for beneficial stockholders. Most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Notice of Internet Availability will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.

Telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

Mail — You may request a proxy card as outlined in the Notice of Internet Availability, and indicate your vote by completing, signing and dating the card where indicated and promptly returning the proxy card according to the instructions thereon.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in “street name,” you must request a legal proxy from your broker, bank, trustee or nominee in order to vote at the meeting. Holding shares in “street name” means your shares of common stock are held in an account by your broker, bank, trustee or nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting if you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with Computershare, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by Computershare prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Computershare or should be sent to Computershare, 250 Royall Street, Canton, MA 02021, Attention: Proxy Department.

A stockholder of record that has voted via the Internet or by telephone may also change his or her vote by making a timely and valid later Internet or telephone vote no later than 1:00 a.m., Central Time, on June 5, 2008.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Multiple Notices of Internet Availability

If you received more than one Notice of Internet Availability, it means that you hold shares in more than one account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Voting; Broker Non-Votes

If your shares are held in your name, you must submit your proxy via the Internet, by telephone or by mail (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Both of the proposals to be voted on at the Annual Meeting are routine matters.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Director nominees will be elected by a plurality of the votes cast. Plurality approval means that assuming a quorum is present, the director nominees who receive the highest number of votes will be elected. Because we have nominated six (6) candidates for election to the Board this year, the six (6) director nominees receiving the highest number of yes votes will be elected as directors. The ratification of the independent registered public accounting firm will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

Vote Solicitation; Use of Outside Solicitors

Foundry Networks, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. After the proxies are initially distributed, our directors, officers, and other employees may contact you by telephone, email, mail, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward a Notice of Internet Availability to the beneficial owners and forward copies of the proxy materials to beneficial owners who request paper copies. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials. In addition, we may retain the services of a proxy solicitor to assist us in the solicitation of votes described above. The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy that is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may properly come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority, as discussed above.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Householding of Proxy Materials

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name will receive only one copy of the Notice of Internet Availability, Annual Report on Form 10-K and proxy materials, as applicable, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to the Company, Attention: Investor Relations, Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, CA 95054; (2) send an e-mail to

ir@foundrynet.com; or (3) call our Investor Relations department at (408) 207-1399. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please: (1) mail your request to the Company, Attention: Investor Relations, Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, CA 95054; (2) send an e-mail to ir@foundrynet.com; or (3) call our Investor Relations department at (408) 207-1399. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Annual Report on Form 10-K and Additional Materials

Registered stockholders will have the ability to access the Company’s proxy materials, free of charge, at www.envisionreports.com/FDRY using the information provided in the Notice of Internet Availability. Beneficial stockholders will also have the ability to access the Company’s proxy materials, free of charge, at www.proxyvote.com using their control number referred to in the Notice of Internet Availability. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is also available on the Internet as indicated in the Notice of Internet Availability. In addition, you may access this proxy statement and the 2007 Annual Report on Form 10-K by going to the investor relations section of the Company’s website at www.foundrynet.com/company/ir/. The 2007 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy soliciting material.

Paper copies of our 2007 Annual Report on Form 10-K (excluding exhibits) may be obtained without charge by writing to Investor Relations, Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, California, 95054, or by calling (408) 207-1399.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ended June 30, 2008, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (408) 207-1399, or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2008 Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Bobby R. Johnson, Jr. and Daniel W. Fairfax to vote on such matters at their discretion.

Stockholder Proposals for 2009 Annual Meeting

Requirements for stockholder proposals to be brought before an annual meeting — The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the previous year’s annual meeting. For the 2009 Annual Meeting of Stockholders, such notice of a stockholder’s proposal must be delivered during the period that is between March 7, 2009 and April 6, 2009. However, the Bylaws also provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, this advance notice must be received not earlier than ninety (90) days prior to the date of such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The Company’s Bylaws also provide that advance notice of a stockholder’s director nominee must be delivered to the Secretary of the Company at the principal executive office of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting. However, the Bylaws also provide that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the advance notice must be received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information, a statement as to the qualification of the nominee, and class and number of shares of the Company capital stock which are beneficially owned by such person; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner.

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials — Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2009 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company, Attn: Secretary of the Company, Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, CA 95054, on or before December 19, 2008.

In addition, if the Company is not notified during the period that is between March 7, 2009 and April 6, 2009 of a proposal to be brought by a stockholder before the 2009 Annual Meeting of Stockholders, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The authorized number of directors of the Board is six (6) directors. Because we have nominated six (6) candidates for election to the Board this year, there will be no vacancy on the Board after the Annual Meeting. Detailed information on each of the nominees is provided below.

All directors are elected annually and serve a one-year term until the next annual meeting or until their successors are duly elected and qualified. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each nominee listed is currently a director of the Company and standing for re-election. Each nominee has consented to serve as a director, if elected.

Vote Required

If a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the six (6) nominees. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders. Proxies will not be voted for a greater number of persons than the number of nominees named below.

Nominees for the Board of Directors

The names of the nominees, their ages as of February 29, 2008 and certain other information about them are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Bobby R. Johnson, Jr.	51	President and Chief Executive Officer of the Company	1996
Alfred J. Amoroso(2)(3)(4)(5)	58	Chairman of the Board of Directors of the Company, President, Chief Executive Officer and director of Macrovision Corporation	2000
C. Nicholas Keating, Jr.(1)(2)(4)(5)(6)	66	President, Chief Executive Officer and director of Network Equipment Technologies, Inc.	2000
J. Steven Young(1)(3)(5)	46	Managing Partner of Sorenson Capital	2000
Alan L. Earhart(2)(3)(4)(5)	64	Retired Partner, PricewaterhouseCoopers LLP	2003
Celeste Volz Ford(1)(5)(6)	51	Chief Executive Officer of Stellar Solutions, Inc.	2007

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of Nominating Committee.

(4)	Member of Qualified Legal Compliance Committee.

(5)	Member of Executive Committee.

(6)	Member of Strategy Committee.

Bobby R. Johnson, Jr. co-founded Foundry and has served as President, Chief Executive Officer and member of the Board of Directors of Foundry since its inception in May 1996. Mr. Johnson was Foundry’s Chairman of the Board of Directors from May 1996 to January 2007. From August 1993 to October 1995, Mr. Johnson co-founded and served as President, Chief Executive Officer and Chairman of the Board of Directors of Centillion Networks, Inc., a provider of local area network switches. From September 1991 to February 1993, Mr. Johnson was Vice President and General Manager of Internetworking Hardware for Network Equipment Technologies, Inc., a wide area networking company. Mr. Johnson holds a B.S. degree with honors from North Carolina State University.

Alfred J. Amoroso has served as a member of the Board of Directors of Foundry since October 2000 and as the Chairman of the Board of Directors since January 2007. Since July 2005, Mr. Amoroso has served as the President, Chief Executive Officer and director of Macrovision Corporation. From September 2004 to July 2005, Mr. Amoroso was an advisor to Warburg Pincus. From July 2002 to August 2004, Mr. Amoroso served as the President, Chief Executive Officer and Vice Chairman of Meta Group, an information technology research and advisory firm. From October 1999 until its merger with IBM in January 2002, Mr. Amoroso served as President, Chief Executive Officer and a director of CrossWorlds Software, Inc. From November 1993 to November 1999, Mr. Amoroso served in a number of general management positions with IBM and served on the Management Committee of the company for a period of time. Before joining IBM, Mr. Amoroso held various positions at Price Waterhouse, now PricewaterhouseCoopers, from 1985 to 1993, including lead technology partner and partner in charge of the worldwide insurance consulting practice. He joined Price Waterhouse upon the sale of his consulting company to them in 1985. Mr. Amoroso holds a B.S. degree in systems engineering and M.S. degree in operations research from Polytechnic Institute of Brooklyn.

C. Nicholas Keating, Jr. has served as a member of the Board of Directors of Foundry since October 2000 and has been a director of Network Equipment Technologies, Inc. (NET), a wide area networking company, since November 2001. In July 2005, he was appointed President and Chief Executive Officer of NET. From July 2000 to

April 2005, he served as a member of the Board of Directors of IP Infusion Inc., an Internet protocol software development company. From October 2000 to February 2004, Mr. Keating was the President and Chief Executive Officer of IP Infusion Inc. From February 1999 to January 2001, he was President and Chief Executive Officer of US Search.com Inc., a Web-based supplier of information products and services. From January 1994 to February 1999, he was a business advisor to a number of companies in the networking, software and semiconductor industries. From May 1987 until December 1993, Mr. Keating served as Vice-President of Network Equipment Technologies. In addition to Network Equipment Technologies, Mr. Keating also serves as a trustee of the Asian Art Museum and American University. Mr. Keating holds a B.A. degree and M.A. degree from American University and was a Fulbright Scholar.

J. Steven Young has served as a member of the Board of Directors of Foundry since October 2000. Mr. Young is a co-founder of H&G Capital Partners, a private equity firm, and has served as its Managing Partner since its inception in July 2007. Mr. Young was a co-founder of Sorenson Capital, a private equity firm, and served as its Managing Partner since its inception in February 2003 to July 2007. Mr. Young was a founding partner of Northgate Capital, a funds of funds management company from 1999 to 2002. From February 1999 to January 2003, Mr. Young co-founded and served as the Chairman of the Board of Directors of Found, Inc., an e-infrastructure technology solution provider. From May 1987 to June 2000, Mr. Young was the quarterback of the San Francisco 49ers. Mr. Young holds a B.S. degree and a J.D. degree from Brigham Young University.

Alan L. Earhart has served as a member of the Board of Directors of Foundry since August 2003 and has been a retired partner of PricewaterhouseCoopers LLP since 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently as the Managing Partner for PricewaterhouseCoopers’ Silicon Valley office. Mr. Earhart also serves on the Board of Directors of Monolithic Power Systems, Inc. and Network Appliance, Inc. Mr. Earhart holds a B.S. degree in accounting from the University of Oregon.

Celeste Volz Ford joined the Board of Directors of Foundry in April 2007. Ms. Ford is the founder of Stellar Solutions, Inc., a professional aerospace engineering services firm, and has served as its Chief Executive Officer since its inception in 1995. From 1984 to 1995 Ms. Ford served as Vice President, Satellite Business Area of Scitor Corporation, a systems engineering, information technology and program management aerospace expertise company. From 1978 to 1984 Ms. Ford held project management and engineering positions in the aerospace industry. Ms. Ford currently serves on the Board of Directors of Bay Microsystems, Inc. and also serves as Chairman of the Board of California Space Authority. Ms. Ford holds a B.S. degree from the University of Notre Dame and a M.S. from Stanford University.

Each of the director nominees, except Mr. Johnson, is an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”).

DIRECTOR NOMINATION

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under Marketplace Rules of NASDAQ, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under Marketplace Rules of NASDAQ and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. From time to time, the Company may engage third party search firms to identify, evaluate or assist in identifying or evaluating potential director nominees.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to

Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. Any such nominations should be submitted within the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2009 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Nominating Committee will use a similar process to evaluate nominees recommended by stockholders. However, to date, the Company has not received a stockholder proposal to nominate any director.

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating Committee will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws.

Board Nominees for the 2008 Annual Meeting.  Each of the nominees listed in this Proxy Statement is a current director standing for re-election.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the last fiscal year (the period from January 1, 2007 through December 31, 2007), the Board met seventeen (17) times. Each incumbent director attended at least 75% of all Board and applicable committee meetings during this time.

The Board has determined that the following directors are “independent directors” as defined in the Marketplace Rules of NASDAQ: directors Keating, Amoroso, Young, Earhart and Ford.

The Board has a Compensation Committee, an Audit Committee, a Qualified Legal Compliance Committee, a Nominating Committee, an Executive Committee, and a Strategy Committee.

Compensation Committee.  Directors Keating, Young and Ford are current members of the Compensation Committee, each of whom the Board has determined is an independent director under the Marketplace Rules of NASDAQ. In addition, each member of our Compensation Committee is considered an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Mr. Amoroso served on the Compensation Committee until April 19, 2007, and Ms. Ford was appointed to the Compensation Committee on the same date. The Compensation Committee held twenty (20) meetings during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee administers our 1996 Stock Plan (the “1996 Plan”), 1999 Employee Stock Purchase Plan (the “ESPP”), the 2000 Non-Executive Stock Option Plan (the “2000 Plan”) and the 2006 Stock Incentive Plan (the “2006 Plan”), including the grants of equity awards under the 2006 Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.foundrynet.com/company/ir/ir-corp-gov.

Audit Committee.  Messrs. Keating, Amoroso and Earhart are current members of the Audit Committee. The Board has determined that Mr. Earhart qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Mr. Earhart’s relevant experiences are described in his biography under the caption “Nominees for Board of Directors” above. The Audit Committee held eight (8) meetings during the last fiscal year. The Board has determined that each of the Audit Committee members is an independent director within the meaning of the rules of the SEC and under the Marketplace Rules of NASDAQ. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.foundrynet.com/company/ir/ir-corp-gov.

Qualified Legal Compliance Committee.  The Qualified Legal Compliance Committee currently consists of Messrs. Keating, Amoroso and Earhart, each of whom the Board has determined is an independent director under the Marketplace Rules of NASDAQ. The Qualified Legal Compliance Committee was formed in January 2004 and did not hold any meetings during the last fiscal year. The Qualified Legal Compliance Committee’s responsibilities include making such examinations as are necessary to investigate attorney reports of certain material violations. The Qualified Legal Compliance Committee operates under written procedures adopted by the Board of Directors.

Nominating Committee.  The Nominating Committee currently consists of Messrs. Amoroso, Young and Earhart, each of whom the Board has determined is an independent director under the Marketplace Rules of NASDAQ. Mr. Keating served on the Nominating Committee until April 19, 2007. The Nominating Committee was formed in April 2004. The Nominating Committee met three (3) times during the last fiscal year. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors. The Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.foundrynet.com/company/ir/ir-corp-gov.

Executive Committee.  On November 8, 2006, the Board approved the formation of the Executive Committee. The Executive Committee currently consists of Directors Keating, Amoroso, Young, Ford and Earhart. The Executive Committee met five (5) times during the last fiscal year.

Strategy Committee.  On April 19, 2007, the Board approved the formation of the Strategy Committee to work with management to develop strategic initiatives, including mergers and acquisitions, to grow the Company’s revenues and achieve other strategic goals. The Strategy Committee currently consists of Directors Keating and Ford. The Strategy Committee did not hold any meetings during the last fiscal year.

DIRECTOR COMPENSATION

At a Board of Directors meeting held April 19, 2007, the Board resolved that in view of the increased demands associated with service on our Board, each non-employee member of the Board would be paid an annual cash retainer of $40,000, payable in four equal quarterly installments. The Board also resolved that each non-employee director who served as a committee chairperson and a member of a committee would be paid an additional annual cash retainer as set forth under “— Compensation Discussion and Analysis — Director Compensation” appearing below. Directors are also reimbursed for reasonable and customary travel expenses. On January 19, 2007, the Board elected Mr. Amoroso to be Chairman of the Board. Mr. Amoroso receives an additional annual cash compensation of $50,000 for such service, but does not receive any other compensation for any other service as a committee chair or member. For a detail discussion of our director compensation, please refer to “— Compensation Discussion and Analysis — Director Compensation” appearing below.

Our directors also receive stock options under the 1999 Directors’ Option Plan, as amended (the “Directors Plan”), for which 3,350,000 shares of common stock have been reserved for issuance. The Directors Plan, which originally took effect upon the closing of the Company’s initial public offering in October 1999, provides that each person who becomes a non-employee director of the Company will be granted a nonstatutory stock option to purchase shares of common stock on the date on which the optionee first becomes a non-employee director of the Company (the “Initial Grant”), and an additional nonstatutory stock option grant on the date of each annual meeting of stockholders at which a director is elected, provided that he or she shall have served on our Board for at least six (6) months (the “Annual Grant”).

On April 19, 2007, the Board amended the terms of the Directors Plan to reduce the Initial Grant from 225,000 shares to 100,000 shares. Twenty-five percent (25%) of the Initial Grant vests and becomes exercisable on the first year anniversary of the date of grant of the options and 1/48th of the Initial Grant vests and becomes exercisable on each monthly anniversary of the date of grant thereafter. The Initial Grant will vest and become exercisable in full immediately prior to a transaction which constitutes a “Change of Control,” defined as a sale of all or substantially all of the Company’s assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction. Options granted under the Directors Plan have a term of ten years.

On April 19, 2007, the Board reduced the Annual Grant to each eligible non-employee director from 60,000 shares to 40,000 shares. The Annual Grants vest ratably over a 24 month-period.

Each of the current non-employee directors of Foundry has served for more than six (6) months at the time of the Annual Meeting, so each will receive an option to purchase 40,000 shares of the Company’s common stock under the Directors Plan if they are re-elected to the Board at the Annual Meeting.

In connection with the Company’s 2007 Annual Meeting on July 23, 2007, each of Messrs. Keating, Amoroso, Young and Earhart was automatically granted an option to purchase 40,000 shares of Company common stock at an exercise price of $17.82 per share, the then fair market value of the common stock based on the closing price of the Company’s common stock as listed on the Nasdaq Global Select Market on that date.

Employee directors receive no additional compensation for serving on the Board of Directors.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Investor Relations, Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, CA 95054 or by sending an e-mail to ir@foundrynet.com or by calling the Investor Relations department at (408) 207-1399. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors will be referred to members of the Nominating Committee.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All six (6) of our directors attended the 2007 Annual Meeting.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL NOMINEES NAMED ABOVE IN PROPOSAL 1.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has audited our financial statements since June 2002. In the event that ratification of this selection of accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AS DESCRIBED IN PROPOSAL 2.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of February 29, 2008 are as follows:

Name	Age	Position

Bobby R. Johnson, Jr.	51	President, Chief Executive Officer and Director
Laurence L. Akin	60	Senior Vice President of Worldwide Sales
Richard W. Bridges	59	Vice President, Operations
Ken K. Cheng	52	Vice President and General Manager, High End Systems Business Unit
Daniel W. Fairfax	52	Vice President, Finance and Administration, Chief Financial Officer and Principal Accounting Officer
Michael R. Iburg	44	Vice President and Treasurer
Cliff G. Moore	54	Vice President and General Counsel
Robert W. Schiff	51	Vice President and General Manager, Enterprise Business Unit

Laurence L. Akin has served as Senior Vice President of Worldwide Sales since October 2002. From April 2001 to September 2002, Mr. Akin was Foundry’s Vice President of Sales for the Americas. From November 2000 to March 2001, Mr. Akin served as Foundry’s Vice President of Sales Operations. From April 1989 to May 1999, Mr. Akin was Vice President of North American enterprise sales at 3Com Corporation, a computer networking company. From June 1982 to March 1989, Mr. Akin held various sales management positions at ROLM/IBM, a telecommunications company. Mr. Akin holds a B.S. degree from the University of Colorado.

Richard W. Bridges has served as Foundry’s Vice President of Operations since August 2001. From May 1999 to July 2001, Mr. Bridges was Vice President of Operations for Ramp Networks, a provider of Internet security appliances subsequently acquired by Nokia. From October 1994 to March 1999, Mr. Bridges was Director and subsequently Vice President of Materials Management for Plantronics Inc., a manufacturer of lightweight communications headsets. Mr. Bridges holds a B.S. degree from Stanford University.

Ken K. Cheng has served as Foundry’s Vice President and General Manager, High End and Service Provider Systems Business Unit since January 2003 and served as Vice President of Marketing from December 1999 to December 2002. From July 1998 to November 1999, he served as Foundry’s Vice President of Product and Program Management. From December 1993 to July 1998, Mr. Cheng was Senior Vice President and Chief Operating Officer of Digital Generation Systems, a network services company. From December 1988 to December 1993, Mr. Cheng was Director of LAN/WAN Internetworking Hardware for Network Equipment Technologies. Mr. Cheng holds a B.S. degree from Queen’s University and an M.B.A. degree from Santa Clara University.

Daniel W. Fairfax has served as Foundry’s Vice President, Finance and Administration and Chief Financial Officer since January 2007. Mr. Fairfax served as Foundry’s Vice President and Corporate Controller from May 2006 to January 2007 and as the Principal Accounting Officer from September 2006 to January 2007. Previously, he served as the Senior Vice President of Finance and Chief Financial Officer of GoRemote Internet Communications, Inc., a Nasdaq-listed company, from February 2004 until February 2006, when it was acquired by iPass, Inc. From March 2000 to June 2003 he served as Chief Financial Officer of Ironside Technologies, Inc., a privately-held developer of supplier-focused real-time integration and e-commerce application software. From November 1998 to December 1999, he served as Chief Financial Officer of ACTA Technology, a developer of data-warehousing and application integration software for enterprise resource planning-based business information and e-commerce applications. From June 1993 to November 1998, Mr. Fairfax served as Chief Financial Officer of privately held NeoVista Software, which provided scalable intelligent data mining software and related business intelligence applications for Global 2000 companies. Mr. Fairfax holds a B.A. degree in economics from Whitman College and an M.B.A. degree from the University of Chicago, and is a Certified Public Accountant in California.

Michael R. Iburg has served as Foundry’s Vice President and Treasurer since April 2000. Mr. Iburg holds a B.S. degree from San Jose State University and an M.B.A. degree from Santa Clara University.

Cliff G. Moore has served as Foundry’s Vice President and General Counsel since January 2002. Mr. Moore has served as Foundry’s Corporate Secretary since April 2007. From June 2000 to January 2002, Mr. Moore was

Foundry’s General Counsel. Mr. Moore holds a J.D. degree from the University of Michigan, an M.A. degree from Georgetown University, and a B.A. degree from the University of California, Los Angeles.

Robert W. Schiff has served as Foundry’s Vice President and General Manager, Enterprise Business Unit since February 2006, as Vice President and General Manager, Edge and Mid-Range Systems Business Unit from December 2005 to February 2006, as Vice President of Product Marketing from January 2005 to November 2005, and as Vice President and General Manager of Layer 4-7 from June 2004 to December 2004. From July 2003 to May 2004, Mr. Schiff was Director of Product Marketing for Foundry. From August 1999 to May 2003, Mr. Schiff was Senior Director of Marketing for Lantern Communications, a manufacturer of broadband packet switches subsequently acquired by C-COR. From September 1994 to July 1999, Mr. Schiff held various product line management positions at FORE Systems, a manufacturer of ATM switches acquired by Marconi Corporation plc. Mr. Schiff holds a B.S. degree in electrical engineering from Cornell University and an M.S. degree in electrical engineering from Stanford University.

There are no family relationships among any of the directors or executive officers of the Company.

The biography for Mr. Johnson may be found under the caption “Nominees for Board of Directors” above.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of shares of our common stock as of February 29, 2008 by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 150,280,279 shares of common stock outstanding as of February 29, 2008. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of February 29, 2008 are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The persons listed in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, except as indicated in the footnotes to this table, and subject to applicable community property laws.

	Amount and
	Nature of	Percent of
	Beneficial	Common
Name and Address of Beneficial Owner	Ownership	Stock(1)

Greater than 5% Stockholders:
Royce & Associates, LLC(2)	11,601,600	7.72%
1414 Avenue of the Americas New York, NY 10019
Officers and Directors:
Bobby R. Johnson, Jr.(3)	12,318,223	8.20%
Daniel W. Fairfax(4)	118,048	*
Richard W. Bridges(5)	458,893	*
Ken K. Cheng(6)	1,106,302	*
Laurence L. Akin(7)	953,117	*
Alfred J. Amoroso(8)	523,500	*
Alan L. Earhart(9)	271,500	*
C. Nicholas Keating, Jr.(10)	322,500	*
Celeste V. Ford(11)	25,000	*
J. Steven Young(12)	603,750	*
All directors and executive officers as a group (13) (13 persons)	17,545,248	11.68%

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in this table is c/o Foundry Networks, Inc., 4980 Great America Parkway, Santa Clara, California, 95054.

(1)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 150,280,279 shares of common stock outstanding on February 29, 2008 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, the exercise of options.

(2)	Beneficial and percentage ownership information is based on information contained in Schedule 13G filed with the SEC on January 28, 2008 by Royce & Associates, LLC. The Schedule 13G indicates that Royce & Associates, LLC owns beneficially 11,601,600 shares.

(3)	Includes 1,300,000 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(4)	Includes 40,729 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(5)	Includes 320,000 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(6)	Includes 737,646 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(7)	Includes 855,000 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(8)	Includes 522,500 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008. Also includes 1,000 shares held by the Amoroso Family Trust dated 4/2/00, for which Mr. Amoroso serves as co-trustee with his wife.

(9)	Includes 271,500 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(10)	Includes 322,500 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(11)	Includes 25,000 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(12)	Includes 603,750 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

(13)	Includes 5,684,250 shares issuable upon the exercise of options which are exercisable within sixty days of February 29, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007, including the 1996 Stock Plan, the 1999 Employee Stock Purchase Plan, the 1999 Directors’ Stock Option Plan, the 2000 Non-Executive Stock Option Plan and the 2006 Stock Incentive Plan.

			Number of
			Securities
			Remaining
			Available for
			Future Issuance
			Under Equity
	Number of		Compensation
	Securities to be	Weighted-Average	Plans (Excluding
	Issued Upon Exercise	Exercise Price of	Securities
	of Outstanding	Outstanding	Reflected in
Plan Category	Options	Options	Column

Equity compensation plans approved by stockholders:
2006 Stock Incentive Plan	8,469,323	$14.19	15,892,668
1996 Stock Plan	20,480,228	$14.64	—	(1)
1999 Employee Stock Purchase Plan	—	—	6,628,776	(2)
1999 Directors’ Stock Option Plan	1,987,750	$32.04	875,000
Equity compensation plans not approved by stockholders:
2000 Non-Executive Stock Option Plan	1,229,936	$13.24	331,998	(3)

(1)	Because the 2006 Stock Incentive Plan was approved at the 2006 Annual Meeting of Stockholders, no further grants were made under the 1996 Stock Plan after the date of the 2006 Annual Meeting of Stockholders. The number of shares reserved for issuance under the 1996 Stock Plan has increased on the first day of each fiscal year through 2006 by the lesser of (i) 5,000,000 shares, (ii) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) the number of shares determined by the Board of Directors.

(2)	The number of shares reserved for issuance under the 1999 Employee Stock Purchase Plan will be increased on the first day of each fiscal year through 2009 by the lesser of (i) 1,500,000 shares, (ii) 2% of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) the number of shares determined by the Board of Directors.

(3)	At a meeting held on February 25, 2008, the Board of Directors resolved that no additional equity grants shall be made from the 2000 Non-Executive Stock Option Plan.

2000 Non-Executive Stock Option Plan

In October 2000, our Board of Directors approved the 2000 Non-Executive Stock Option Plan (the “Non-Executive Plan”) pursuant to which non-qualified stock options may be granted to our employees who are not officers or directors. In October 2000, we allocated for issuance under the Non-Executive Plan approximately 2,000,000 shares that we had repurchased from departing employees upon cessation of their employment with us, which shares did not become available for reissuance under the 1996 Stock Plan. In July 2002, we allocated an additional 1,776,620 shares that we had repurchased from departing employees upon cessation of their employment with us, which shares did not become available for reissuance under the 1996 Stock Plan. We did not obtain stockholder approval of the Non-Executive Plan or the increase to the Non-Executive Plan in July 2002. As of December 31, 2007, 1,561,934 shares of common stock were reserved for issuance under the Non-Executive Plan, of which 1,229,936 shares were subject to outstanding options and 331,998 shares were available for future grant. At a meeting held on February 25, 2008, the Board of Directors resolved that no additional equity grants shall be made from the Non-Executive Plan.

The purpose of the Non-Executive Plan was to promote our success by linking the interests of our non-executive employees to those of our stockholders and by providing participants with an incentive for outstanding performance. The Non-Executive Plan authorized the granting of non-qualified stock options only. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a tern of more than ten years. All of the options that are currently outstanding under the Non-Executive Plan vest ratably over a four-year period beginning at the grant date and expire ten years from the date of grant. The Board of Directors or the Compensation Committee may amend or terminate the Non-Executive Plan without stockholder approval, but no amendment or termination of the Non-Executive Plan or any award agreement may adversely affect any award previously granted under the Non-Executive Plan without the written consent of the participant. We will seek stockholder approval for any amendment to the Non-Executive Plan as required by applicable law, Nasdaq Global Select Market listing standards or such rules or regulations to which it is otherwise subject.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding our executive compensation program for Bobby R. Johnson, Jr., our Chief Executive Officer (“CEO”), Daniel W. Fairfax, our Chief Financial Officer (“CFO”), Laurence Akin, Richard Bridges and Ken Cheng, the three most highly-compensated individuals other than our CEO and CFO who were serving as executive officers of the Company at the end of 2007 (these executives are referred to in this Compensation Discussion and Analysis and in the subsequent compensation tables as the “Named Executive Officers”).

Compensation Philosophy

Our executive compensation philosophy is to reward executive performance and leadership that furthers the business strategy and objectives of the Company. Further, our executive compensation program is shaped by the competitive market for executives in the networking industry and at other public and private technology companies. We believe that the total compensation that we pay our executives should be competitive with the organizations with which we compete for talent.

We motivate, recognize, and reward our executives through a combination of cash compensation, including base salary and annual bonuses, and equity incentive awards. Generally, we establish a target level of total compensation for each executive which is determined with reference to competitive market practices, as well as each individual’s responsibilities, experience, skills, past performance, expected future contributions, and the length of time he or she has served as an executive.

Historically, we have targeted the total compensation of our executives in the upper quartile of the competitive market. This approach has allowed us to attract and retain highly talented and experienced executives. With its relatively large equity weighting, our executive compensation program seeks to reward our executives when we achieve our overall business objectives and generate favorable stockholder returns. At the same time, if our business objectives are not achieved, a significant portion of the compensation for our executives may not be earned. In this way, we believe our executive compensation program is directly aligned with the interests of our stockholders.

We believe that it is necessary to ensure the total compensation of our executives is competitive with both companies in the networking industry and with other high technology companies in our geographic region. In our experience, we have found it necessary to provide total compensation (the sum of base salary, annual cash bonus, and equity incentive award) for executives at levels in the upper quartile of total compensation for comparable executive positions in the Peer Group.

Compensation-Setting Process

Our executive compensation program is designed to be flexible enough for us to recruit, motivate, and retain a team of highly talented executives, while providing the structure to identify and reward individual performance. At the beginning of each year, the Compensation Committee of our Board of Directors (the “Compensation Committee”) reviews and approves, as appropriate, the targeted total compensation and each individual component of compensation for our executives, including the Named Executive Officers, for the year. Total compensation includes base salary, annual cash bonus, equity incentive awards, and other benefits.

In the first quarter of each year, our CEO, assisted by our Vice President of Human Resources, conducts an assessment of our executive positions by matching these positions with similar positions at the companies in our Peer Group (which is described further in the “Competitive Market Analysis” section below). This matching of job title and responsibilities is done to ensure a “like” comparison is made between the compensation paid to our executives and those of our Peer Group. Our CEO also evaluates the performance of each executive for the past year on a subjective basis, focusing on his or her core competencies, including such qualitative measures as job knowledge, delivery of results, communication, teamwork, quality, initiative, and dependability. Our CEO further considers each executive’s scope of responsibilities, size of reporting team, and his or her performance in one or more quantitative and/or qualitative areas related to company-specific business objectives, such as expense management, planning, process improvements, recruitment, retention, coaching, and mentoring. Based on his assessment of the compensation ranges and the performance evaluation for each executive, our CEO makes specific recommendations to the Compensation Committee, as appropriate, for its consideration and approval with respect to base salary adjustments, target annual cash bonus opportunities (for the current year), and annual cash bonus payments (for the just-completed year).

In the third quarter of each year, our CEO proposes equity incentive awards for each executive, including the Named Executive Officers (except with respect to his own compensation) to the Compensation Committee for its consideration and approval or recommendation of approval by the Board of Directors. We discuss the factors that influence the size of these awards in the “Equity Incentive Awards” section below. We believe that spreading the compensation decisions for our executives throughout the year promotes a more effective retention strategy than making them all at the same time.

The Compensation Committee uses a similar subjective process to assess our CEO’s compensation level and performance each year and determines his base salary, target annual cash bonus opportunity, and annual cash bonus payments in the first quarter of each year, and equity incentive awards in the third quarter of the year. Our CEO is not present when the Compensation Committee reviews his performance and determines his compensation, but is present when the Compensation Committee determines the compensation of our other executives, including the other Named Executive Officers.

The Compensation Committee considers, but is not bound to and may not always accept, the CEO’s recommendations with respect to executive compensation. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers.

Compensation Consultants

Since 2007, we have used external professional advisors to evaluate our executive compensation program, assist in formulating compensation recommendations, and provide ongoing program administration assistance. In 2007, at the request of the Compensation Committee, the Company engaged Watson Wyatt Worldwide, a national human resources consulting firm (“Watson Wyatt”), to work with the Company and the Compensation Committee to conduct a competitive market review and to assess the individual components of our executive and director compensation programs. As described below, Watson Wyatt also assisted the Compensation Committee in identifying and constructing a group of comparable peer companies that was then used to benchmark the total compensation and individual compensation components (base salary, annual cash bonus levels, and equity incentive awards) for our executives Watson Wyatt prepared a report of its competitive market review and compensation recommendations for our executives, which was presented to and reviewed by the Compensation Committee. The Compensation Committee took these recommendations into consideration when determining the total compensation and individual compensation components for our executives, including the Named Executive Officers, for 2007.

For 2008, at the request of the Compensation Committee, we have engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), to work with us to conduct a competitive market review and to assess the individual components of our executive and director compensation programs. In 2007, Compensia assisted with the review and implementation of change of control severance agreements with certain of our executive officers, including certain of the Named Executive Officers.

Competitive Market Analysis

The competitive market review prepared by Watson Wyatt in 2007 identified and constructed a group of publicly-traded peer companies in the networking industry that were considered to be comparable to the Company (the “Peer Group”). This review included key information about the compensation policies and practices of the Peer Group and, as noted above, was used to benchmark the total compensation and individual compensation components for our executives, including the Named Executive Officers. The companies comprising the Peer Group consisted of:

•	3Com Corporation

•	Brocade Communications Systems, Inc.

•	Ciena Corporation

•	Extreme Networks, Inc.

•	F5Networks, Inc.

•	Juniper Networks, Inc.

•	Netgear, Inc.

•	Network Appliance, Inc.

•	Radisys Corporation

•	Tekelec

These companies were selected by the Compensation Committee as our Peer Group because they are networking companies with offices and facilities in Northern California against whom we compete for executives. In preparing its competitive market review, Watson Wyatt used data from the Radford-AON benchmark salary surveys, an analysis of beneficial ownership and transaction reports filed with the Securities and Exchange Commission, and a review of the relevant proxy statements for our direct competitors in the networking industry and of those in our Peer Group for hiring and retention purposes.

Principal Components of Our Executive Compensation Program

Our executive compensation program consists of four components:

•	base salary;

•	annual cash bonuses;

•	equity incentive awards (in the form of stock options and restricted stock awards); and

•	other benefits.

In addition, certain Named Executive Officers have change in control severance arrangements with the Company that provide them with specified payments and benefits in the event that their employment is terminated under specified circumstances following a change in control of the Company.

Base Salary

We offer base salaries to our executives, including the Named Executive Officers. We set base salaries to be competitive and to be sufficient to attract and retain key executives. In 2007, base salaries represented approximately 66% to 75% of the targeted cash compensation for our executives.

To determine the appropriate base salary for each executive, our CEO, assisted by our Vice President of Human Resources, formulates recommendations for the Compensation Committee (except with respect to his own base salary) taking into consideration several factors, including the executive’s responsibilities, experience, skills, past performance, and expected future contributions. These recommendations are then submitted to the Compensation Committee which makes its own independent decisions with respect to base salary adjustments, after considering the base salaries of executives in similar positions at the Peer Group.

In 2007, Messrs. Johnson, Cheng, and Bridges did not receive base salary increases because their responsibilities had not changed significantly from the prior year and the Peer Group data for similar positions did not warrant increases. In 2007, Mr. Fairfax received a base salary increase of $125,000 in recognition of his promotion to CFO and its attendant increase in responsibilities. Mr. Akin received a base salary increase of $50,000 in recognition of his increased responsibilities from the prior year.

The base salaries of the Named Executive Officers during 2007 are reported in the Summary Compensation Table below.

Annual Incentive Awards

Our Executive Performance Incentive Plan (the “Annual Incentive Plan”) provides for annual cash bonuses for our executives, including the Named Executive Officers, based upon the attainment of pre-established annual corporate objectives (the “Corporate Performance Objectives”), and the achievement of certain individual performance objectives. The Annual Incentive Plan is intended to provide competitive incentive-based cash compensation, reward executive contributions to the achievement of corporate objectives, and acknowledge individual contributions to our growth and success. Each of the Named Executive Officers participates in the Annual Incentive Plan except Mr. Akin who, as our Senior Vice President of Worldwide Sales, is compensated through a separate commissions-based sales incentive plan.

Target Award Levels

The target annual cash bonus opportunity for each executive, including each Named Executive Officer who participated in the Annual Incentive Plan, in 2007 was 40% of his annual base salary, except in the case of our CEO, whose target annual cash bonus opportunity was 50% of his annual base salary. These target award opportunities took into consideration Watson Wyatt’s competitive market reviews, which concluded that a 30% target level was below the 50th percentile of our Peer Group. The Compensation Committee determined that increasing the target bonus level percentage better reflected our pay-for-performance compensation philosophy. We maintain the same weighting and target bonus level percentages for all executives who participate in the Annual Incentive Plan at the same level.

Performance Target Levels

The specific target levels for the Corporate Performance Objectives are proposed by our CEO, who then submits them to the Compensation Committee for review and approval. Since 2002, the Corporate Performance Objectives have involved achieving specified target levels of annual revenue, gross margin, and operating income as reported in our published financial statements for the year, but excluding the impact of stock-based compensation expense and excluding or including other items that the Compensation Committee believes to be extraordinary in nature or otherwise appropriate to exclude or include. In 2007, there were no extraordinary items excluded or included in the specified target levels mentioned above. The Compensation Committee approves these target goals as stretch targets that should be challenging to achieve, and historically, they have not always been achieved.

2007 Award Payouts

Under the Annual Incentive Plan for 2007, the actual annual cash bonus payouts for each executive, including each Named Executive Officer who participated in the Annual Incentive Plan, were based primarily with reference to our achievement of the Corporate Performance Objectives, and secondarily with reference to each executive’s achievement of his or her individual performance objectives. The Corporate Performance Objectives made up 75% of each executive’s annual cash bonus opportunity (with each objective being weighted equally) and his or her individual performance objectives made up the remaining 25% of the opportunity.

Under the Annual Incentive Plan for 2007, the Company was required to achieve 95% of its revenue target for the year in order for the annual bonus pool to be funded. For 2007, the Corporate Performance Objective targets and actual achievements were as follows:

•	One-quarter of the annual cash bonus payout was based on our annual revenue target for the year of $550,000, as follows:

Annual Revenue Target Achievement	Bonus Payout

95% - 97.5%	75%
97.5% - 102.5%	100%
102.5% - 105%	125%
Above 105%	150%
• Actual achievement 110.4%
• Actual payout 150%

•	One-quarter of the annual cash bonus payout was based on our gross margin target for the year of 60.5%, as follows:

Annual Gross Margin Target Achievement	Bonus Payout

95% - 97.5%	75%
97.5% - 102.5%	100%
102.5% - 105%	125%
Above 105%	150%
• Actual achievement 101.9%
• Actual payout 100%

•	One-quarter of the annual cash bonus payout was based on our operating income target for the year of $105,775, as follows:

Annual Operating Income Target Achievement	Bonus Payout

95% - 97.5%	75%
97.5% - 102.5%	100%
102.5% - 105%	125%
Above 105%	150%
• Actual achievement 121.9%
• Actual payout 150%

The remaining one-quarter of the annual cash bonus payout was based on each individual executive’s performance for the year as measured against major management objectives determined by our CEO and communicated to the executive during the year. Our CEO continuously evaluates the individual performance of each executive using their weekly reports, and measures their results against their major management objectives for the year. These objectives vary among executives depending on his or her functional area of responsibility, although in each case they focus primarily on departmental goals and include the following core competencies: expense control, delivery of timely and quality results, teamwork and communication, initiative, dependability, recruitment and retention, and any other measureable departmental or Company specific goals as deemed appropriate. Our CEO submits his annual performance assessment and rating of each executive to the Compensation Committee, making a payout recommendation to the Committee on this individual performance objectives component using the following rating system:

•	An executive with a (1) rating (Outstanding Performer) should receive a 100% bonus payout with respect to this component

•	An executive with a (2) rating (Exceeds Expectations) should receive a 87.5% bonus payout with respect to this component

•	An executive with a (3) rating (Achieving Expectations) should receive a 62.5% bonus payout with respect to this component

•	An executive with a rating below a (3) should not receive any bonus payout with respect to this component

The Compensation Committee made the final determination of the appropriate payout for each executive with respect to the individual performance objective component.

Mr. Akin, our Senior Vice President of Worldwide Sales, does not participate in this Executive Performance Incentive Plan. Mr. Akin is compensated through a separate commission-based sales incentive plan which is directly tied to achieving revenue targets set by the Board of Directors in the Annual Incentive Plan and MBO targets set by the CEO. For 2007, the MBO targets related primarily to the development of the Company’s field sales force.

The annual cash bonus payouts to the Named Executive Officers for 2007 are reported in the Summary Compensation Table below. Additional information about the target annual cash bonus opportunities of the Named Executive Officers for 2007 are reported in the Grants of Plan-Based Awards Table below.

Equity Incentive Awards

We believe that equity-based incentive compensation is a key component for an effective executive compensation program at growth-oriented technology companies. We believe equity-based compensation aligns the interests of our executives with the interests of our stockholders, since these rewards depend on stock price performance.

We believe that stock options are an effective motivational tool because they generate economic value for the executive only if the market price of our common stock on the exercise date exceeds the option exercise price. We also believe that restricted stock awards and units, which have a more limited upside incentive than stock options, serves as an effective retention tool because these shares have value for executives even if the market price of our common stock does not increase. The CEO and the Compensation Committee determine the allocation between options and restricted stock. It is our philosophy that restricted stock acts as a more valuable retention strategy.

Each equity incentive award is subject to a service-based vesting schedule in order to spread the realization of the economic benefits over future periods, thereby keeping these incentives “in front” of our executives to motivate performance and help us retain key talent. In addition, each stock option award is granted with an exercise price equal to the closing market price of our common stock on the date of grant. Restricted stock awards are generally issued for the par value of our common stock.

We monitor the equity incentive awards granted to our executives each year, as part of our annual assessment of the number of shares of our common stock granted to our employees as equity awards, in order to limit our compensation expense for financial reporting purposes and the potential dilution of our stockholder’s interests. In particular:

•	Each year, we budget the number of shares of our common stock available for equity incentive awards to executives. In determining the size of this pool, we consider factors such as the number of executives eligible for awards, competitive compensation practices, expected average award sizes based on expected performance, and the compensation expense for financial reporting purposes of granting equity incentive awards; and

•	For 2007, we budgeted the number of shares of our common stock available for equity incentive awards to all employees, including our executives, with reference to the Institutional Shareholder Services determined average annual dilution rate not to exceed 6.11% as measured over a three-year period from 2006 through 2008. For these purposes, we define the “annual dilution rate” as the gross number of shares of common stock subject to new equity awards granted during a fiscal year, expressed as a percentage of the total number of outstanding shares of our common stock at year-end. For purposes of calculating the number of shares of our common stock awarded in a year, each share of our common stock subject to a stock option grant is counted on a one-for-one basis and each share of our common stock subject to a restricted stock award is counted based on a multiplier which is determined using our annual stock price volatility. By using this approach, we are placing more weight on our restricted stock awards given their higher intrinsic value. For 2007, this multiplier was two. For details of this dilution calculation, please see Proposal No. 3 in our Proxy Statement filed with the SEC on April 28, 2006 in connection with our 2006 Annual Meeting of Stockholders with respect to the Approval of the 2006 Stock Incentive Plan. For the two-year period of 2006 and 2007, our actual dilution rate was 6.38%, primarily reflecting retention awards made to existing employees, including some of the Named Executive Officers, and, to a more limited extent, awards made to newly-hired employees as our workforce grew approximately 36%, from 719 to 981 employees. We have no policy that sets or limits the target proportion of equity incentive awards to our executives relative to awards to all employees.

During July 2007, each of our executives, including the Named Executive Officers (except for our CEO), received a restricted stock award (with a three-year annual service-based vesting schedule). To determine the appropriate size and the composition of restricted stock and stock options for each executive’s equity incentive award, our CEO, assisted by our Vice President of Human Resources, formulated recommendations for the Compensation Committee (except with respect to the his own award) taking into consideration several factors, including the executive’s past performance and expected future contribution, the retention value of the executive’s outstanding unvested equity incentive awards, our growth and performance outlook, and the equity incentive awards provided to executives in similar positions in the Peer Group. These recommendations are then submitted to the Compensation Committee which then makes its own independent award decisions.

The grant date fair value of the equity incentive awards granted to the Named Executive Officers in 2007 and in prior years is reported in the Summary Compensation Table below. Additional information on the equity incentive awards granted to the Named Executive Officers in 2007, including the number of shares subject to each award and the full grant date fair value of each award, is reported in the Grants of Plan-Based Awards Table below.

Equity Award Grant Practices

In 2007, the Board of Directors granted equity incentive awards to our executives during the third quarter of the year based on the recommendation of the Compensation Committee. As discussed above, in the third quarter of each year, our CEO proposes equity incentive awards for each executive, including the Named Executive Officers (except with respect to his own compensation), to the Compensation Committee for its consideration and approval or recommendation for approval by the Board of Directors. Stock options must be granted with an exercise price of not less than the fair market value of a share of our common stock on the date of grant. The Compensation Committee has not granted nor does it intend in the future to grant equity awards to our executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on stock option grant dates.

We do not grant re-load stock options or discounted stock options, or make equity incentive awards to our executives when our stock trading window is closed. We also do not make loans to our executives in connection with the exercise of stock options.

Other Benefits

We provide a comprehensive benefits package to all of our employees, including the Named Executive Officers, which includes medical, dental, prescription drug, vision care, disability insurance, life insurance, a flexible spending plan, a tax-qualified Section 401(k) savings plan, an educational reimbursement program, an employee assistance program, an employee stock purchase plan, and holidays and personal time off, including vacation, sick, or personal days off and a paid time off sell back policy that allows unused PTO to be exchanged for cash compensation.

We also provide our executives, including the Named Executive Officers, with additional business travel insurance, supplemental life and accidental death and dismemberment insurance, supplemental long-term disability insurance, and an additional five days of paid time off per year in recognition of the numerous domestic and international trips undertaken by these individuals as part of their responsibilities during a typical year.

We do not provide deferred compensation, pension arrangements or post-retirement health coverage for executives or other employees, nor do we provide any perquisites or other personal benefits, such as the use of company vehicles.

The dollar amount of the benefits provided to the Named Executive Officers in 2007 is reported in the Summary Compensation Table below.

Change in Control Severance Arrangements

In December 2007, the Compensation Committee recognized that, from time to time, we may consider possible acquisitions, mergers, or other transactions, including transactions that may involve a change in control of the Company, to further our business and achieve our long-term objectives and that the possibility of a change in control of the Company creates uncertainty for our executives, including the Named Executive Officers, regarding their continued employment with the Company because such transactions frequently result in changes in senior management. Consequently, discussions about possible acquisitions or other transactions may present a distraction for our executives or cause them to consider alternate employment opportunities.

We provide the Named Executive Officers (other than our CEO) with protections in the event of their termination of employment following a change in control of the Company to alleviate concerns regarding the possible occurrence of such a transaction, thereby enabling them to focus their attention on our business and ensuring their continued commitment and dedication to the Company. In addition, these protections also serve as an incentive for our executives to remain with the Company during the threat or negotiation of a change-in-control transaction, which the Board believes preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction.

The principal change in control protections currently in place for the Named Executive Officers (other than our CEO) include a cash severance payment, a pro rata payment of an annual cash incentive award, and the immediate and full vesting of all outstanding unvested stock options and restricted stock awards pursuant to change of control severance agreements between Foundry and these certain Named Executive Officers.

At the request of the Compensation Committee, Compensia assisted with the review and implementation of these change of control severance agreements.

In addition, we believe that the severance payment also furthers several other Company objectives. The severance payments assists us in recruiting highly talented executives. Executives may be recruited from other companies where they have job security, tenure, and career opportunities. In accepting a position with us, an executive is often giving up his or her current job stability for the challenges and potential risks of a new position. In particular, the acceleration of vesting of equity awards mitigates the harm that the executive would suffer if his or her employment were terminated following a change in control of the Company for reasons beyond his or her control. Furthermore, we believe that we need to offer some level of severance benefits to be competitive in attracting and retaining talented executives. Severance payments and acceleration of vesting of equity awards also allow existing executives to focus on our business without undue distraction regarding their job security. Finally, severance payments act as an additional incentive in ensuring executive compliance with post-termination covenants.

The pro rata payment of these awards rewards the executive only for his or her performance prior to the transaction. Similarly, we believe that the acceleration of vesting for outstanding unvested stock options and restricted stock awards is appropriate because it would not be fair to the executive to lose the benefit of these outstanding awards for reasons beyond their control.

For more detailed information on these potential severance benefits, as well as an estimate of the potential payments to the Named Executive Officers (other than our CEO) under various scenarios, see “Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Considerations

Various tax and accounting requirements have influenced the design and operation of our executive compensation program. Section 162(m) of the Internal Revenue Code limits the amount that we may deduct as compensation expense for federal income tax purposes for remuneration paid to our CEO and certain other highly compensated executive officers to $1 million per individual. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as “performance-based compensation” (that is, compensation that is payable solely upon the achievement of objective performance criteria).

In addition to base salary and bonus compensation, the difference between the current market price of our common stock on the date that a nonqualified stock option is exercised and the option exercise price (the option “spread”) is considered to be remuneration for purposes of Section 162(m) and, accordingly, in any year, the exercise of a nonqualified stock option may cause an executive’s total compensation to exceed $1 million. However, if certain requirements are satisfied, this option spread will not be subject to the $1 million deduction limit. Historically, we have granted stock options that we believe satisfied these requirements.

While the Compensation Committee has not adopted a formal policy regarding the tax deductibility of the compensation paid to our CEO, CFO and our three other most highly compensated executive officers, it intends to consider tax deductibility under Section 162(m) as a factor in its compensation decisions. However, the Compensation Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract, motivate, or retain key executives.

Section 409A of the Internal Revenue Code governs the federal income tax treatment of amounts that qualify as “nonqualified deferred compensation” and requires that such amounts satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters in order to avoid certain adverse tax consequences. Generally, the Compensation Committee designs and administers our executive compensation program so that the amounts paid to our executive are either exempt from, or satisfy the requirements of, Section 409A. We believe that we are currently operating our executive compensation program in compliance with Section 409A.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the total compensation of our Named Executive Officers for the year ended December 31, 2007 and 2006 for services rendered to us in all capacities during 2007 and 2006.

Summary Compensation Table

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Awards ($)(1)	Awards ($)(1)	Compensation ($)(2)	Compensation ($)		Total ($)

Bobby R. Johnson	2007	$600,000	$563,625	$1,666,620	$375,000	$2,122	(3)	$3,207,367
President and Chief Executive Officer	2006	$600,056	$515,755	$2,011,794	$—	$2,025	(3)	$3,129,630
Daniel Fairfax	2007	$400,000	$244,850	$106,880	$200,000	$160,743	(4)	$1,112,473
Vice President, Finance and Administration, Chief Financial Officer and Principal Accounting Officer	2006	$158,654	$57,175	$62,664	$48,125	$14,187	(5)	$340,805
Ken K. Cheng	2007	$400,000	$429,144	$837,408	$200,000	$490,775	(6)	$2,357,327
Vice President and General Manager, Layer 2-3 Systems Business Unit	2006	$400,000	$257,878	$1,314,104	$120,000	$2,052	(7)	$2,094,034
Laurence Akin	2007	$350,000	$472,067	$399,718	$465,907	$118,235	(8)	$1,805,927
Senior Vice President, World-Wide Sales	2006	$344,423	$128,939	$1,004,905	$297,159	$2,355	(9)	$1,777,781
Richard Bridges	2007	$400,000	$306,605	$62,995	$200,000	$120,258	(10)	$1,089,858
Vice President, Operations	2006	$376,154	$—	$784,191	$120,000	$2,336	(11)	$1,282,681

(1)	Represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123R for equity awards (which may or may not have been granted in fiscal year 2007), disregarding the estimate of forfeitures related to service-based vesting conditions. For a more detailed description on the valuation model and assumptions used to calculate the fair value of our options refer to Note 2, “Summary of Significant Accounting Policies,” to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	The amounts reported in this column reflect the cash bonuses earned under our 2007 Executive Performance Incentive Plan during fiscal year 2007, with the exception of Mr. Akin who is compensated through a separate commission-based sales incentive plan.

(3)	Includes amounts paid for Mr. Johnson’s life insurance premiums amounting to $2,112 and $2,025 for the years ending December 31, 2007 and 2006, respectively.

(4)	Includes amounts paid for Mr. Fairfax’s (i) life insurance premiums amounting to $3,320, (ii) bonus for assisting with the special investigation of the Company’s historical stock option granting practice in the amount of $150,000, and (iii) compensation for being a participant of the ESPP program at the time it was suspended in the amounts of $7,423.

(5)	Includes amounts paid for Mr. Fairfax’s life insurance premiums amounting to $2,187 and a cash sign-on bonus in the amount of $12,000.

(6)	Includes amounts paid for Mr. Cheng’s (i) life insurance premiums amounting to $2,139, (ii) cash bonuses in the amount of $20,000, (iii) bonus in the amount of $462,037 for taxes and penalties owed under Section 409A of the Internal Revenue Code as of the result of exercising options in 2006 that were remeasured, and (iv) a 409A bonus in the amount of $6,599 for unexercised options that were remeasured to the fair market value on the new measurement date as the result of the special investigation of the Company’s historical stock option granting practice.

(7)	Includes amounts paid for Mr. Cheng’s life insurance premiums amounting to $2,052.

(8)	Includes amounts paid for Mr. Akin’s life insurance premiums amounting to $2,442 and bonus for taxes and penalties owed under Section 409A of the Internal Revenue Code for the remeasurement of unexercised options to the fair market value on the new measurement date in the amount of $115,793 as the result of the special investigation of the Company’s historical stock option granting practice.

(9)	Includes amounts paid for Mr. Akin’s life insurance premiums amounting to $2,355.

(10)	Includes amounts paid for Mr. Bridges (i) life insurance premiums amounting to $2,423, (ii) cash retention bonus in the amount of $100,000 and (iii) compensation for being a participant of the ESPP program at the time it was suspended in the amount of $17,835.

(11)	Includes amounts paid for Mr. Bridges life insurance premiums amounting to $2,336.

Grants of Plan-Based Awards Table for 2007

The following table sets forth information regarding all plan-based awards that were granted to our Named Executive Officers during 2007. The information in this table supplements the disclosure of plan-based awards set forth in the Summary Compensation Table above by providing additional details about these awards.

Grant of Plan-Based Awards

		Estimated Future Payouts Under			All Other Stock
		Non-Equity Incentive Plan Awards			Awards: # of Shares	Grant Date Fair
		Threshold	Target	Maximum	of Stock or Units	Value of Stock and
Name	Grant Date	($)	($)	($)	(#)	Option Awards ($)(4)

Bobby R. Johnson Jr.	N/A	225,000	300,000	412,500
Daniel W. Fairfax	N/A	120,000	160,000	220,000
	7/31/2007				60,000	$1,055,394
Laurence L. Akin	N/A	168,750	300,000	450,000
	7/31/2007				60,000	$1,055,394
	7/31/2007				25,000	$439,748
Richard W. Bridges	N/A	120,000	160,000	220,000
	7/31/2007				50,000	$879,495
	7/31/2007				25,000	$439,748
Ken K. Cheng	N/A	120,000	160,000	220,000
	7/31/2007				60,000	$1,055,394

(1)	These amounts reflect the grant date fair value determined by us for financial accounting purposes under SFAS 123R for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock or restricted stock unit award). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock awards consist of restricted stock and/or restricted stock units. For additional information on the valuation model and assumptions used to calculate the grant date fair value of these awards, see Note 2 of the Notes to the Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table presents information regarding outstanding equity awards as of December 31, 2007 held by each of our named executive officers. Option grants made before January 1, 2005 generally had a ten year term and option grants made after January 1, 2005 generally have a five-year term.

Outstanding Equity Awards

	Option Awards					Stock Awards
	Number of		Number of
	Securities		Securities					Market Value of
	Underlying		Underlying	Option		Number of Shares or		Shares or Units of
	Unexercised		Unexercised	Exercise	Option	Units of Stock That		Stock That Have
	Options (#)		Options (#)	Price	Expiration	Have Not Vested		Not Vested
Name	Exercisable		Unexercisable	($)	Date	(#)		($)

Bobby R. Johnson, Jr.	300,000	(1)		$7.94	8/7/12
	400,000	(2)		$13.92	6/10/14
	525,000	(3)	75,000	$15.03	1/31/11	37,500	(16)	657,000
Daniel W. Fairfax	33,645	(4)	51,355	$12.86	5/22/10	67,500	(16)	1,182,600
Laurence L. Akin	85,000	(5)		$36.88	11/29/10
	42,500	(6)		$11.38	1/9/11
	100,000	(7)		$13.35	4/26/11
	55,555	(7)		$6.14	2/5/12
	14,166	(7)		$6.14	2/5/12
	5,834	(7)		$7.28	2/5/12
	4,445	(7)		$7.28	2/5/12
	57,500	(8)		$6.75	5/6/12
	140,000	(7)		$8.14	2/4/13
	100,000	(7)		$13.92	6/10/14
	125,000	(9)		$10.31	2/11/10
	109,375	(3)	15,625	$15.03	1/31/11	94,375	(16)	1,653,450
Richard W. Bridges	95,000	(7)		$8.14	2/4/13
	75,000	(2)		$13.92	6/10/14
	100,000	(9)		$10.31	2/11/10
	50,000	(10)		$15.03	1/31/11	75,000	(16)	1,314,000
Ken K. Cheng	80,000	(11)		$59.69	5/22/10
	85,000	(12)		$11.38	1/9/11
	3,646	(13)		$6.75	5/6/12
	140,000	(7)		$8.14	2/4/13
	168,000	(14)	72,000	$13.92	6/10/14
	125,000	(9)		$10.31	2/11/10
	105,000	(15)	135,000	$15.03	1/31/11	78,750	(16)	1,379,700

(1)	Option Grant vests 50% on one year anniversary of grant date, 25% on two year anniversary and 25% on the three year anniversary.

(2)	Option vests monthly over 2 years following a 3 month cliff vesting.

(3)	Option vests quarterly over 2 years commencing on grant date.

(4)	Option vests monthly over 4 years following a 6 month cliff vesting commencing on May 22, 2006.

(5)	Option vests monthly over 4 years following a 12-month cliff vesting commencing on November 21, 2000.

(6)	Option vests monthly over 18 months commencing on grant date.

(7)	Option vests monthly over 4 years following a 6-month cliff vesting commencing on grant date.

(8)	Option vests monthly over 4 years commencing on grant date.

(9)	Option vests monthly over 2 years commencing on grant date.

(10)	Option vests quarterly over 1 years commencing on grant date.

(11)	Option vests 50% on September 30, 2001 and 50% on June 30, 2002.

(12)	Option vests monthly over 1 year commencing on grant date.

(13)	Option vests monthly over 4 years commencing on grant date.

(14)	Option vests monthly over 5 years following a 3-month cliff vesting commencing on grant date.

(15)	Option vests quarterly over 4 years commencing on grant date.

(16)	Option Grant vests 50% on one year anniversary of grant date, 25% on two year anniversary and 25% on the three year anniversary.

Option Exercises and Stock Vested Table for 2007

The following table sets forth information regarding stock option exercises by our Named Executive Officers during 2007. The amounts reported under the heading “Value Realized on Exercise” represent the difference between the option exercise price and the closing market price of our common stock as reported by the Nasdaq Global Select Market on the date of exercise. This amount was determined without considering any income, employment, or other taxes that may have been arisen as a result of the exercise transaction, and without considering any change in the market value of the shares of our common stock acquired as a result of the exercise transaction.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Bobby R. Johnson, Jr.	—	—	37,500	$542,621
Daniel W. Fairfax	—	—	7,500	$113,849
Laurence L. Akin	50,000	$643,000	9,375	$135,655
Ken K. Cheng	250,000	$3,262,746	18,750	$271,311
Richard W. Bridges	199,236	$2,548,985	—	—

Pension Benefits Table for 2007

We did not sponsor any defined benefit pension plans for our employees, including our Named Executive Officers, during 2007.

Nonqualified Deferred Compensation Table for 2007

We did not maintain any nonqualified defined contribution plan for our employees, including our Named Executive Officers, during 2007.

Potential Payments Upon Termination or Change of Control

Change of Control Severance Agreements

On December 5, 2007, the Board of Directors approved change in control severance agreements for Messrs. Fairfax, Akin, Cheng, and Bridges, which provide that in the event of an executive’s involuntary termination of employment without cause, or a voluntary resignation for good reason, at any time during the period beginning three months prior to a change of control, and ending 12 months following a change in control, such executive will be entitled to receive severance benefits provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations.

For the purposes of these agreements, “good reason” is defined as a significant reduction of executive’s responsibilities and duties; a material and significant reduction in executive’s base salary or target annual incentive as in effect immediately prior to such reduction; the relocation of executive to a facility or location more than

35 miles from his or her primary place of employment; termination for “cause” without first satisfying the procedural protections required by the definition of “cause” in the agreement; or the failure of the Company to obtain the assumption of the agreement by a successor and/or acquirer.

For the purposes of these agreements, “cause” is defined as an executive’s willful and continued failure to perform the duties and responsibilities of his or her position; any material act of personal dishonesty; conviction of or plea of nolo contendere to a felony; a willful breach of any fiduciary duty owed to the Company; being found liable in any SEC or other civil or criminal securities law action; entering any cease and desist order; obstructing or impeding or endeavoring to obstruct or impede or failing to materially cooperate with any investigation authorized by the Board or any governmental or self-regulatory entity.

The change of control severance benefits consist of the following:

(i) a single lump sum payment of severance pay (less applicable withholding taxes) equal to twelve (12) months of executive’s annual base salary (as in effect at the time of the termination or the change of control, whichever is greater), in addition to unpaid base salary through the date of termination;

(ii) an additional payment equal to the current year’s annual incentive pro-rated to the date of termination;

(iii) accrued and unused vacation time through the date of termination;

(iv) other payments and benefits, if any, in accordance with applicable plans, programs and other arrangements by the Company;

(v) 100% of executives then outstanding and unvested equity awards as of the date of executive’s termination of employment will become vested and will otherwise remain subject to the terms and conditions of the applicable equity award agreement, subject to an extension of the post-termination exercise period to 12 months following termination;

(vi) the Company agrees to reimburse executive for up to one year through COBRA for the same level of health coverage and benefits as in effect for executive on the day of termination; and

(vii) the transfer to the executive of any personal computer, cellular phone, or mobile e-mail device used by executive in the scope of employment with the Company.

In addition, if in a change of control transaction the acquirer either (i) refuses to assume any outstanding equity award, or (ii) is not a publicly traded corporation, then all of the executive’s then outstanding equity awards will be fully accelerated as of immediately prior to the consummation of the change in control (regardless of whether or not the executive’s employment is terminated).

The change of control severance agreements will automatically expire on December 5, 2010. However, the agreements require that the Company undertake a good faith review of the agreements after December 5, 2009, and before the scheduled expiration date, in order to ascertain whether or not it would be in the best interest of the Company and its stockholders to revise, renew, amend or otherwise allow the agreements to be terminated on December 5, 2010.

Estimated Termination Payments

The following table shows potential payments to our Named Executive Officers (other than our CEO) under the change of control severance agreements assuming the a change of control and termination without cause or resignation for good reason, and using the closing price of our common stock as of December 31, 2007 ($17.52). The Named Executive Officers (other than our CEO) would also be eligible to receive their deferred compensation as previously discussed. The intrinsic value of the unexercisable stock options as of December 31, 2007 was $0 because the exercise price was higher than the closing price of our stock on December 31, 2007.

	Change of Control and Termination
			Intrinsic Value of
		Intrinsic Value	Accelerated
		of Accelerated	Restricted
		Stock	Stock		Total Payments
Name	Salary ($)(1)	Options ($)(2)	Awards ($)(2)	Benefits ($)(3)	and Benefits ($)

Dan W. Fairfax	$400,000	$239,314	$1,182,593	$18,702	$1,840,609
Laurence L. Akin	$350,000	$38,906	$1,653,441	$18,702	$2,061,049
Ken K. Cheng	$400,000	$634,256	$1,379,692	$18,702	$2,432,650
Richard Bridges	$400,000	$—	$1,313,993	$13,873	$1,727,866

(1)	Represents a lump sum cash payment equal to 12 months base salary.

(2)	Represents the spread between our common stock price of $17.52 as of December 31, 2007 and the stock option’s exercise prices. Represents the full acceleration of all the unvested stock options and awards held by such executive. The intrinsic value of the unexercisable stock options as of December 31, 2007 were excluded because the exercise price was higher than the closing price of our stock on December 31, 2007.

(3)	Represents continued COBRA for the same level of health coverage and benefits as in effect for the executives as of December 31, 2007 for 12 months.

The following table shows the intrinsic value of accelerated awards to our Named Executive Officers (other than our CEO) if in a change of control transaction the acquirer either (i) refuses to assume any outstanding equity award, or (ii) is not a publicly traded corporation, assuming a December 31, 2007 change of control transaction date and using the closing price of our common stock of $17.52 as of December 31, 2007.

	Change of Control
	Intrinsic Value of	Intrinsic Value of	Total Intrinsic
	Accelerated Stock	Accelerated Restricted	Value of Accelerated
Name	Options ($)(1)	Stock Awards ($)(1)	Equity Awards ($)(1)

Dan W. Fairfax	$239,314	$1,182,593	$1,421,907
Laurence L. Akin	$38,906	$1,653,441	$1,692,374
Ken K. Cheng	$634,256	$1,379,692	$2,013,948
Richard Bridges	$—	$1,313,993	$1,313,993

(1)	Represents the spread between our common stock price of $17.52 as of December 31, 2007 and the stock option’s exercise prices. Represents the full acceleration of all the unvested stock options and awards held by such named executive officer. The intrinsic value of the unexercisable stock options as of December 31, 2007 were excluded because the exercise price was higher than the closing price of our stock on December 31, 2007.

Director Compensation Table for 2007

The following table summarizes the compensation paid to our non-employee members of the Board of Directors for their services on the Board of Directors and its committees in fiscal year 2007.

Director Compensation

	Fees Earned or		Option
Name	Paid in Cash ($)		Awards ($)(1)	Total ($)

Alfred J. Amoroso	$60,000		$379,483	$439,483
Alan L. Earhart	$110,000	(2)	$693,289	$803,289
C. Nicholas Keating, Jr.	$42,500		$379,483	$421,983
J. Steven Young	$40,000		$379,483	$419,483
Celeste Volz Ford	$33,750		$138,541	$172,291

(1)	Represents amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123R, for stock options (which may or may not have been granted in fiscal year 2007), disregarding the estimate of forfeitures related to service-based vesting conditions. On July 23, 2007, each of Messrs. Keating, Amoroso, Young, and Earhart were automatically granted an option to purchase 40,000 shares of Company common stock. Each such option award had an aggregate grant date fair value for financial statement reporting purposes under SFAS 123R of $347,828. Ms. Ford, who was appointed to our Board of Directors in 2007, was granted a stock option for 100,000 shares of our common stock. which had a grant date fair value of $790,660 for financial statement purposes. For additional information on the valuation model and assumptions used to calculate the grant date fair value of these options, see Note 2 of the Notes to the Consolidated Financial Statements appearing in Item 8 of our annual report on Form 10-K for the year ended December 31, 2007. At December 31, 2007, the non-employee members of the Board of Directors held outstanding options as follows: Mr. Amoroso, 600,000 shares; Mr. Earhart, 349,000 shares; Mr. Keating, 400,000 shares; Mr. Young, 681,250 shares; and Ms. Ford, 100,000 shares.

(2)	In addition to director fees totaling $50,000, Mr. Earhart received a $60,000 bonus for his work on the Special Committee of the Board of Director’s internal investigation regarding the Company’s historical option grant practices.

In April 2007, the Board of Directors approved the following changes to the cash compensation that each non-employee member of the Board of Directors shall receive on an annual basis:

Position	Annual Compensation
	(Effective April 19, 2007)

Applicable to All Non-Employee Directors:
Member of Board of Directors	$40,000

As Appropriate (in addition to above compensation):
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating Committee Chair	$10,000
Committee Member (audit, compensation and nominating committees only)	$5,000	*
Chairman of the Board	$50,000	**

*	Such amount to be paid to committee members not serving as chair.

**	The Chairman of the Board shall not receive compensation for committees or other chairs.

Also in April 2007, our Board of Directors amended our 1999 Directors’ Stock Option Plan to reduce the initial automatic grant to each newly-elected or appointed non-employee director to 100,000 shares of our common stock (from 225,000 shares in 2006) and the annual automatic grant to each continuing non-employee director to 40,000 shares of our common stock (from 60,000 shares in 2006). Consequently, in April 2007, each continuing non-employee director was granted a stock option for 40,000 shares of our common stock and Ms. Celeste Ford, who was appointed to our Board of Directors in 2007, was granted a stock option for 100,000 shares of our common stock.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of Foundry’s filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed with the management of Foundry the Compensation Discussion and Analysis appearing earlier in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Foundry’s proxy statement for the fiscal year ended December 31, 2007.

Submitted by the Compensation Committee:

C. Nicholas Keating, Jr. (Chairman)
J. Steven Young
Celeste Volz Ford

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the following directors were members of Foundry’s Compensation Committee: C. Nicholas Keating, Jr., J. Steven Young, Celeste Volz Ford (appointed on April 19, 2007), and Alfred Amoroso (served until April 19, 2007).

None of the Compensation Committee members (i) has ever been an officer or employee of the Company, (ii) is or was a participant in a “related person” transaction in 2007, or (iii) is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors. None of our executive officers served on the Compensation Committee or board of another company, whose executive served on our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and is subject to a budget. Our independent registered public accounting firm and our senior management are required to periodically report to the Audit Committee regarding the extent of the services provided by our independent registered public accounting firm in accordance with a pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. Each of the members of the Audit Committee meets the independence requirements of the Marketplace Rules of NASDAQ.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the system of internal controls and the financial reporting process. The Company’s independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards and to audit the management’s assessment of the effectiveness of internal control over financial reporting.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2007 with the Company’s management and the independent registered public accounting firm;

•	discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the independent accountant its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Alan L. Earhart (Chairman)
Alfred J. Amoroso
C. Nicholas Keating, Jr.

Principal Auditor Fees and Services

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

The following table shows the fees incurred by us for the audit and other services provided by Ernst & Young LLP for fiscal years 2007 and 2006.

	2007	2006
	(In thousands)

Audit Fees(1):
Core audit fees	$1,951	$2,519
Audit fees related to restatement and independent stock option investigation	—	3,944
Audit — Related Fees	—	—
Tax Fees(2)	22	44
All Other Fees	—	—

Total	$1,973	$6,507

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. We have incurred total audit fees for fiscal 2007 of $2.0 million, which mainly consisted of our core audit fees. We had no other fees for fiscal 2007 or 2006. Fiscal 2007 Audit fees accrued as of December 31, 2007 was approximately $0.5 million.

(2)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee has the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and the associated fees. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and is subject to a budget. Our independent registered public accounting firm and our senior management are required to periodically report to the Audit Committee regarding the extent of the services provided by our independent registered public accounting firm in accordance with a pre-approval, and the fees for the services performed to date. The Audit Committee Chairman may also pre-approve particular services on a case-by-case basis.

All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2007 were approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2007, such SEC filing requirements were satisfied except that, due to administrative errors, a late Form 4 was filed for Celeste Volz Ford with respect to her new board member option to purchase 100,000 shares of common stock of the Company granted on April 19, 2007 and a late Form 4 was filed for Daniel W. Fairfax with respect to 2,681 shares of common stock withheld for taxes in connection with the vesting of certain shares of restricted stock on May 22, 2007. The transactions were reported to, and the applicable Form 4 was filed with, the SEC on April 25, 2007 and June 7, 2007, respectively.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is posted on our website at http://www.foundrynet.com/company/ir/ir-corp-gov/. If any substantive amendments are made to the Code of Ethics or the Board of Directors grants any waiver, including any implicit waiver, from a provision of the code to any of the directors or officers of the Company, the Company will disclose the nature of such amendment or waiver in a report on Form 8-K.

CORPORATE GOVERNANCE

Transaction with Related Persons

Since the beginning of fiscal year 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds or exceeded $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or such person’s immediate family members had or will have a direct or indirect material interest.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Policy Regarding Transactions with Related Persons

We have no policy with respect to entering into transactions with members of management or affiliated companies. The practice of our Board of Directors has been to have the disinterested members of the Board of Directors review and vote on any non-arm’s length transaction.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote the shares they represent as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to read this proxy statement and to submit their proxies or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Daniel W. Fairfax
Vice President, Finance and Administration,
Chief Financial Officer and Principal Accounting Officer

April 18, 2008
Santa Clara, California

FOUNDRY NETWORKS, INC.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/FDRY • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2.

1.	To elect six directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified:	+

01 - Bobby R. Johnson, Jr.	02 - Alfred J. Amoroso	03 - C. Nicholas Keating, Jr.
04 - J. Steven Young	05 - Alan L. Earhart	06 - Celeste Volz Ford

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FOUNDRY NETWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FOUNDRY NETWORKS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2008
The undersigned stockholder of Foundry Networks, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2008, and hereby appoints Bobby R. Johnson, Jr. and Daniel W. Fairfax or either of them, proxies and attorneys-in-fact, with full power to each substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Foundry Networks, Inc. to be held on Thursday, June 5, 2008 at 10:00 a.m., local time, at the Hilton Santa Clara Hotel, 4949 Great America Parkway, Santa Clara, CA 95054 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF ALL NOMINATED DIRECTORS: (2) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.